Exhibit 10.10 (b)

FORM OF 2002 INCENTIVE AND NONSTATUTORY OPTION PLAN
OF
FROZEN FOOD EXPRESS INDUSTRIES, INC.
INCENTIVE OPTION AWARD AGREEMENT

This Incentive Option Award Agreement (this “Agreement”) is made and entered into by and between Frozen Food Express Industries, Inc., a Texas corporation (“FFE” or the “Corporation”) and ______________(the “Optionee”), as of February 1, 2005 (the “Date of Grant”). If the Optionee is presently or subsequently becomes employed by a subsidiary of the Corporation, the term “Corporation” shall be deemed to refer collectively to FFE, and the subsidiary or subsidiaries which employ the Optionee.

W I T N E S S E T H:

WHEREAS, the Corporation has adopted the Frozen Food Express Industries, Inc. 2002 Incentive and Nonstatutory Option Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, to provide an incentive for key employees and certain consultants and advisors of the Corporation to remain in the service of the Corporation and to extend them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation; and

WHEREAS, the committee established pursuant to the Plan (the “Committee”) believes that the granting of the stock option herein described to the Optionee is consistent with the stated purposes for which the Plan was adopted;

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the Corporation and the Optionee agree as follows:

1.  Grant of Option. Under the terms and conditions of Section 5 of the Plan, FFE hereby grants to the Optionee the right and option (the “Option”) to purchase an aggregate of xxxxx shares (such number being subject to adjustment as provided in Section 6 of the Plan) of the common stock, $1.50 par value (“Common Stock”), of FFE (“Plan Shares.”)

Subject to Paragraph 9 herein, the Option granted hereunder is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee, or other undertaking on the part of the Corporation that this Option is or will be determined to be an “incentive stock option” within such section or any other section of the Code.

2.  Exercise Price. The price at which the Optionee shall be entitled to purchase the Plan Shares covered by the Option shall be xyz and ab/100 U.S. dollars ($xx.ab) per Plan Share (the “Exercise Price”).

3.  Option Plan. The Option hereby granted shall be and remain in force and effect during the “Option Period.” The Option Period shall begin on February 1, 2006, and end on the normal close of business of the Corporation on the “Expiration Date.” The Expiration Date is the earliest of (i) February 1, 2015, or (ii) in the case of the Optionee’s termination of employment, loss of eligibility, death, retirement or disability, the date specified in Sections 7.1, 7.2, 7.3, 7.4, or 7.4 of the Plan.

4.  Exercise of Option. The Optionee may exercise the Option at any time during the Option Period, with respect to all or any part of the Plan Shares covered hereby; provided, however, that no Option may be exercised for a fraction of a Plan Share, by delivery to the Committee of written notice of exercise and payment of the purchase price as provided in Paragraphs 5 and 6 herein.

An Option will cease to be exercisable with respect to the Plan Shares when the Optionee purchases the Plan Shares, or when the Option expires or is terminated.

5.  Method of Exercise. The Option shall be exercisable only by written notice of exercise (the “Exercise Notice”) delivered to the Corporation during the term of the Option, which notice shall (a) state the number of Plan Shares with respect to which the Option is being exercised, (b) be signed by the Optionee or, if the Optionee is dead or disabled, by the person authorized to exercise the Option pursuant to Paragraphs 7.3 and 7.5 of the Plan, (c) be accompanied by the Exercise Price for all Plan Shares for which the Option is exercised, and (d) include such other information, instruments, and documents as may be required to satisfy any other condition to exercise contained herein. The Committee may require that the Exercise Notice be provided on a form or forms prescribed by the Committee.

6.  Medium and Time of Payment. The Exercise Price shall be payable in full upon the exercise of the Option (a) in cash or by an equivalent means acceptable to the Committee, (b)  with shares of Common Stock owned by the Optionee for at least six months and having a Fair Market Value at least equal to the aggregate Exercise Price payable in connection with such exercise, or (c) by any combination of clauses (a) and (b). Instead of surrendering shares of Common Stock that the Optionee has owned for at least six months, the Optionee may attest to the ownership of those shares on a form provided by the Committee and have the same number of shares subtracted from the Option shares to be issued to the Optionee. In addition, at the request of the Optionee and to the extent permitted by applicable law, the Committee may approve arrangements with a brokerage firm under which that brokerage firm, on behalf of the Optionee, shall pay to FFE the Exercise Price of the Option being exercised, and FFE shall promptly deliver the exercised shares to the brokerage firm (a “Cashless Exercise”). To accomplish the Cashless Exercise, the Optionee must deliver to FFE an Exercise Notice containing irrevocable instructions from the Optionee to FFE to deliver the stock certificates directly to the broker.

7.  Nontransferability. The Option granted by this Agreement shall be exercisable only during the Option Period provided in Paragraph 3 herein and, except as provided in Sections 7.1, 7.2, 7.3, 7.4, and 7.5 of the Plan, only by the Optionee during the Optionee’s lifetime and while an employee of the Corporation. No Option granted by this Agreement is transferable by the Optionee other than by will or pursuant to applicable laws of descent and distribution. Except as may be necessary to accomplish the Cashless Exercise, the Option, and any rights and privileges in connection therewith, cannot be transferred, assigned, pledged, or hypothecated by the Optionee, or by any other person or persons, in any way, whether by operation of law, or otherwise, and may not be subject to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Agreement will automatically terminate and will thereafter be null and void. The Optionee may, however, dispose of this Option in the Optionee’s will or pursuant to a written beneficiary designation executed by the Optionee. Such a designation must be filed with the Corporation on the proper form and will be recognized only if it is received at the Corporation’s headquarters before the Optionee’s death.

8.  Delivery of Plan Shares. No Plan Shares shall be transferred to the Optionee upon exercise of the Option until (i) the purchase price is paid in full in the manner herein provided, (ii) all the applicable taxes required to be withheld have been paid or withheld in full, (iii) the approval of any governmental authority required in connection with the Option, or the issuance of Plan Shares thereunder, has been received by FFE, and (iv) if required by the Committee, the Optionee has delivered to the Committee assurances in form and content satisfactory to FFE as provided in Section 7.10 of the Plan.

9.  Notice of Disqualifying Disposition. In order for FFE to avail itself of any income tax deduction to which it may be entitled, the Optionee must notify FFE of his disposal of any Plan Shares purchased pursuant to this Agreement within two (2) years from the Date of Grant and one (1) year from the date of exercise of this Option. Said notification shall occur promptly after the disposition and shall include the number of Plan Shares disposed of, the dates of acquisition and disposition of the Plan Shares, and the consideration received for such disposition. If in connection with such disposition FFE becomes liable for withholding taxes and has no amounts owing to the Optionee with which to discharge its withholding obligation, the Optionee shall provide FFE with the amount needed to discharge FFE’s withholding obligation and shall indemnify FFE against any penalties it may incur through its inability to apply amounts owing the Optionee in discharge of its withholding obligations.

10.  Information Confidential. As partial consideration for the granting of the Option, the Optionee agrees that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Optionee’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to obtain a loan.

11.  Definitions; Copy of Plan. To the extent not specifically provided herein, all capitalized terms used in this Agreement shall have the same meaning ascribed to them in the Plan. By the execution of this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

12.  Administration. This Agreement is subject to the terms and conditions of the Plan. The Plan will be administered by the Committee in accordance with its terms. The Committee has sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect to the Plan and to this Agreement shall be final and binding upon the Optionee and the Corporation. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

13.  Continuation of Employment. This Agreement shall not be construed to confer upon the Optionee any right to continue in the employ of the Corporation and shall not limit the right of the Corporation, in its sole discretion, to terminate the employment of the Optionee at any time.

14.  Obligation to Exercise. The Optionee shall have no obligation to exercise any Option granted by this Agreement.

15.  Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Texas (excluding its conflict of law rules) except to the extent such law is preempted by federal law.

16.  Amendments. This Agreement may be amended only by a written agreement executed by the Corporation and the Optionee. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

17.  Termination. The Corporation may terminate the Plan at any time; however, such termination will not modify the terms and conditions of the Option granted hereunder unless the Optionee’s prior written consent is obtained.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Optionee has hereunto set his hand as of the day and year first above written.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By:
Name:
Its:

OPTIONEE: ___________________________